UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Ben D. Orlanski, Esq. Manatt, Phelps & Phillips, LLP 11355 W. Olympic Blvd. Los Angeles, CA 90064 (310) 312-4205	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Superior Industries International, Inc., a California corporation (“Superior” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) related to its solicitation of proxies from its shareholders in connection with its 2014 Annual Meeting of Shareholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Superior has filed a definitive proxy statement and a definitive form of WHITE proxy card with the SEC on July 7, 2014.

Investor Presentation

Attached hereto is an investor presentation that Superior is making available, beginning on August 4, 2014, to shareholders with respect to the 2014 Annual Meeting. The presentation, which is available on the Investor Relations section of Superior’s website at http://www.supind.com, outlines in detail why Superior’s Board unanimously recommends that shareholders vote the WHITE proxy card in favor of the Superior Board’s highly qualified and experienced nominees and not support GAMCO in its attempt to elect three opposing director candidates. Shareholders are encouraged to read the presentation in its entirety.

Additional Information and Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2014 Annual Meeting. On July 7, 2014, Superior filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 7800 Woodley Avenue, Van Nuys, CA 91406, by calling Superior at (818) 781-4973, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

Superior Industries International NYSE: SUP Investor Presentation August 2014

2 Forward Looking Statements This presentation contains statements that are forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to expectations, plans or prospects for Superior that are based upon the current expectations and beliefs of Superior’s management. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward - looking statements. These statements relate to, without limitation, the anticipated proxy contest by GAMCO Asset Management, Inc. and the other participants in its solicitation, the progress of construction, the anticipated completion of and the cost of building and operating a new manufacturing facility in Mexico, the capacity of such a manufacturing facility, future amounts of and the ability to generate positive cash flow from operations, stock price performance, future cash dividends and stock repurchases by Superior, market share, current trends, Adjusted EBITDA performance, Superior’s ability to adapt to an era of increased global competition and the size and growth rates of the global automotive market, the size and growth rates of the global aluminum wheel market, and Superior’s leadership position as a supplier to the North American market for aluminum wheels. Such statements are based on current expectations, estimates and projections about Superior’s business based, in part, on assumptions made by management. These forward - looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed or implied by such forward - looking statements. Those risks and uncertainties include, but are not limited to, risks related to the actions of GAMCO and other activist shareholders, including the amount of related costs incurred by Superior and the disruption caused to Superior’s business activities by these actions, general automotive industry and market conditions and growth rates, foreign competition as well as general domestic and international economic conditions. Other risks and uncertainties that may cause actual events to differ materially from the statements we have made herein are identified and described in more detail in Superior’s filings with the SEC, including, without limitation, its Annual Report on Form 10 - K for the year ended December 29, 2013. The forward - looking statements in this presentation are made as of the date hereof and Superior does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward - looking statements whether as a result of new information, future events or otherwise.

3 Agenda • Business Review • Commitment to Action • Commitment to Shareholders • Qualified, Experienced and Engaged Board • Commitment to Corporate Governance • GAMCO Relationship • Executive Summary • Appendix

4 Business Review — Summary • Founded: 1957 by Louis L. Borick • Business: North America leader in manufacturing cast aluminum wheels for light vehicles ( autos, pickup trucks, vans, SUV’s, and crossover vehicles ) • Publicly listed: 1969 – NYSE: SUP • Market share: 23% – No. 1 supplier in North America • Facilities: Five manufacturing plants: Three in Mexico, two in Arkansas (with Rogers plant to be closed by end of 2014); new facility under construction in Mexico to begin start - up mid - 2015 • Employees: ~3,700 • Annual capacity: ~12.0 wheels – industry - leading design, engineering and manufacturing capabilities About Superior Mission critical supplier to leading automotive OEMs

5 Business Review — Key Customers Ford 45% GM Toyota 12% Chrysler Nissan 5% Other Int'l* 4% Lt . Truck* 74% Passenger Car 26% *BMW , Subaru, Tesla, Volkswagen 24% 10% % of 2013 Revenue by Customer % of 2013 Revenue by Vehicle Type *Includes pick - up trucks, vans, SUVs and crossover vehicles

6 Business Review — Global Automotive Market Continued global production and market growth in 2014 • North America – Steady sales & production growth, but at slightly lower rate than 2013 • Japan – Market expected to contract slightly – Similar to 2013 • China – Rate of auto production is predicted to grow again by 9% in 2014 • Europe – Demand is slowly recovering and stabilizing from very difficult 2012 / 2013 10 15 20 25 30 2012 2013 2014 Vehicles Built (in millions) NA China Europe ROW Japan Global Annual Market Size Grand Totals by Year 2012 = 81.510 Mil 2013 = 83.441 Mil 2014 = 86.708 Mil Source: IHS Automotive

7 Business Review — Global Aluminum Wheel Production • Asia has about one - half of the world’s aluminum wheel production for light vehicles • SUP estimates that ~20% of Asian capacity supplies NA auto production • Global aluminum wheel capacity for light vehicles expected to grow at just under 3% annually Location 2013 Share Annual Units (millions) Asia (China / Korea, Etc.) 50% 105 Europe (including Turkey) 25% 53 North America 15% 31 Emerging Countries / Other 10% 21 Total 100% 210

SUPERIOR

Business Review—NA Aluminum Wheel Market


2013 North American Market Share
Hayes/Iochpe (3%)
Others (7%)* (Note 1)
Borbet (3%)
Ronal (5%)
Superior (23%)
Toyota Captives (6%)
Enkei (7%)
Prime (17%)
Hitachi (7%)
Dongwha (7%)
Dicastal (14%)
* Includes Lioho, Wan Feng, Lizhong, Klink / Alink, and Super Alloy
Asian Imports

- Superior is the largest supplier to NA market
- NA market remains highly fragmented despite competitive fallout in last decade
- SUP's most significant competitors serve market from offshore – imports from Asia currently have ~45% of the NA market
- Import competitors continue to drive pricing
- NA capacity being added in Mexico – Prime, Ronal, CMW and Superior, all announced and underway

8

9 Business Review — Key Metrics Net Sales Adjusted EBITDA* Share Price $418.8 $719.5 $822.2 $821.5 $789.6 0 100 200 300 400 500 600 700 800 900 2009 2010 2011 2012 2013 $ Millions - $2.9 $83.4 $69.7 $59.6 $63.6 -10 0 10 20 30 40 50 60 70 80 90 2009 2010 2011 2012 2013 $ Millions $17.00 $21.96 $26.34 $20.27 $22.09 $8.19 $12.55 $14.17 $15.50 $17.01 0 5 10 15 20 25 30 2009 2010 2011 2012 2013 $ / Share * NA Auto Production sourced from IHS Automotive Market Trends and Share* *See slide 28 for definition of Adjusted EBITDA and reconciliation to GAAP measures 23.0% 26.1% 30.2% 31.9% 30.5%

10 Commitment to Action — Pivotal Period • Superior is building on iconic industry brand and reputation established by Louis and Steven Borick • Board has been transformed, with five new directors added to seven - person Board in past six years • Donald J. Stebbins was appointed to serve as Superior’s President and CEO, effective May 5, 2014 • Mr. Stebbins is an extremely accomplished automotive supply industry executive • Mr. Stebbins has extensive experience leading and operating a publicly - held automotive supply business in global and highly competitive environments • Under new CEO’s leadership, and with oversight from re - constituted Board, Superior is taking decisive action to enhance long - term prospects

11 Commitment to Action — Strategic Priorities • E nhance global competitiveness • Launch new manufacturing facility in Mexico on time, under budget, with best - in - class quality and delivery • Foster culture of innovation and technology • Continue to return appropriate level of capital to shareholders through dividends and share repurchases • Expand investor communications strategies to foster greater understanding of business and attract wider analyst following • Continually evaluate opportunities to enhance Superior’s growth prospects and shareholder value``

12 Investments exclude new manufacturing plant in Mexico Capital Investment Activities • Superior investing $120 - 125M in new low - cost capacity in Mexico • Investing approximately $70 million in 2013 and 2014 to improve and support base business 30,000 5,000 $37,639 $13,227 $8,484 $9,313 $16,961 $23,145 $35,000 $35,000 0 10,000 20,000 30,000 40,000 50,000 60,000 2007 2008 2009 2010 2011 2012 2013 2014E ($ in thousands)

13 Commitment to Shareholders — Proven Track Record • Proven track record of creating and returning value to shareholders over the course of challenging economic cycles, without compromising financial flexibility and ability to continue investing in business • Board’s authorization last year of a $30 million stock repurchase program • Reflects confidence that Board and management have in Superior’s operating fundamentals, business opportunities and prospects • Through July 30, 2014, have transacted cumulative repurchases of $29.3 million (1,475,982 shares) • Over the past five years, we have returned nearly $114 million in value to shareholders, equal to approximately $4.22 per share, through stock repurchases and dividends – a strong return for both the past year and average of the past five years • While future stock repurchase programs and dividend declarations are subject to Board approval and will depend on Superior’s operating results and other factors, Superior remains committed to continuing to explore options that create and return value for our shareholders

14 Commitment to Shareholders — Proven Track Record LTM Return of Capital to Shareholders Superior 1 Peer Average 2,3 Peer Median 2,3 Industrial Average 4 Dividend 3.5% 0.4% 0.5% 3.2% Repurchase 1.8% 2.9% 1.1% 1.3% Total 5.3% 3.3% 1.6% 4.5% 5 - Year Average Return of Capital to Shareholders 5 Superior 1 Peer Average 2,3 Peer Median 2,3 Industrial Average 4 Dividend 4.2% 0.5% 0.2% 1.5% Repurchase 0.3% 1.5% 0.6% 1.9% Total 4.5% 2.0% 0.8% 3.4% 1. Assumes annual dividend of $0.72 2. Averages and medians exclude Superior 3. Peer group includes Lear, Dana, Visteon, TRW, Magna, Delphi, Borg Warner, Johnson Controls, Shiloh, Linamar, Tenneco, Martinr ea, Tower, American Axle, Federal Mogul 4. Industrial average based on Pentair, Roper, Colfax, Ametek, IDEX, Danaher, Ingersoll - Rand, United Technologies, ITW, Parker Hannifin, Honeywell, E merson and 3M 5. Calculated as a percentage of average market cap throughout each year Source: UBS; as of July 10, 2014 (updated since proxy filing and reflects updates to information included in Superior’s letter to shareholders issued July 8, 2014

15 Highly Qualified, Experienced and Engaged Board • Directors are actively engaged in overseeing management, as it executes on its strategic priorities • Board has extensive automotive industry experience. Directors also bring with them a broad and diverse set of skills and experiences in areas including: • Manufacturing, product management, operations management, global operations, strategic planning, foreign government relations, finance and accounting, human resources, mergers and acquisitions and risk management • Most of Superior’s directors have served on the boards of at least one other public company • Of the seven current Board members, five have served either as Chairman or lead independent director for at least one other public company

16 Highly Qualified, Experienced and Engaged Board (cont.) • Margaret S. Dano – Director since 2007 • Chairman of the Board since April 2014 • Honeywell International, Inc. – Former VP of Worldwide Operations (Garrett Engine Boosting Systems division) • Douglas Dynamics – Director • Fleetwood Enterprises and Anthony Industries International (K2) – Former director • Expertise: Strategic planning, product management, start - up and global operations, cost and quality improvements • Philip W. Colburn – Director since 1990 • Independent Director • Allen Telecom, Inc. – Former CEO and Chairman • Former director on nine public company boards • Expertise: Management, finance, foreign/domestic automotive operations, strategic transactions including negotiations, investor relations • Paul J. Humphries – Nominee for 2014 • Independent Director • High Reliability Solutions (part of Flextronics International Inc.) – President • Flextronics International Inc. – Former VP of Human Resources • Chatham Technologies (acquired by Flextronics International Inc.) – SVP of Global Operations • Expertise : Strategy, growth, human resources and global operations New

17 • James S. McElya – Director since 2013 • Independent Director • Affinia Group, Inc. – Chairman • Cooper Standard Holdings Inc. – Former CEO and Chairman • Cooper - Standard Automotive – Former President • Cooper Tire and Rubber – Former corporate Vice President • Expertise: Leadership, strategy, operation and management expertise • Timothy C. McQuay – Director since 2011 • Independent Director • Noble Financial Capital Markets – Managing Director, Investment Banking • BSD Medical, Inc. and Meade Instruments Corp. – Chairman of Board • Expertise: Corporate finance, corporate strategy, risk management • Donald J. Stebbins – Director since 2014 • Superior Industries International Inc. – President and CEO (since May 2014) • Visteon Corporation – Former Chairman and CEO • Lear Corporation – Former President and COO of Americas and Europe/Asia/Africa; Former SVP and CFO • Management positions with Bankers Trust Company, Citibank and First Chicago Corporation • Expertise: Significant managerial skills, deep automotive experience, global and strategic expertise, extensive international leadership, background in corporate finance and growth • Two decades of experience in the automotive supplier industry Highly Qualified, Experienced and Engaged Board (cont.) New New

18 • Francisco S. Uranga – Director since 2007 • Independent Director • Foxconn Electronics, Inc. – Corporate VP and Chief Business Operations Officer for Latin America • Corporacion Inmobiliaria Vesta – Director • Expertise: International relations, operations and regulatory compliance, Mexico - specific government and business experience Highly Qualified, Experienced and Engaged Board (cont.)

19 Highly Qualified, Experienced and Engaged Board (cont.) • Over the past seven years, Superior has recruited five new directors to bring new perspectives, insights, experiences and competencies to enhance Superior’s long - term prospects and shareholder value: • 2007: Margaret S. Dano & Francisco S. Uranga • 2011: Timothy C. McQuay • 2013: James S. McElya • 2014: Donald J. Stebbins • 2014: Paul J. Humphries (candidate) • Of the four nominees being recommended at the 2014 Annual Meeting by the Board (Paul J. Humphries, James S. McElya, Donald J. Stebbins and Francisco S. Uranga), only Mr. Uranga was a member of the Board at the time of last year’s Annual Meeting

20 Commitment to Strong Corporate Governance Principles • Proactively declassified Board structure with phase - in to be completed by 2015 Annual Meeting • Board Chairman and CEO positions have been separated • Director resignation policy proactively adopted • CEO is only management representative on Board. All other directors qualify as independent directors under the NYSE’s listing standards • All Board committee memberships restricted to independent directors • Stock ownership policy adopted for Board members, requiring each non - employee director to own shares of Superior’s common stock equal to 3 - times annual cash retainer • No poison pill • Shareholders have the right to call special meetings with only a 10% ownership threshold • No executive employment contracts, except CEO • Transition to pay for performance • Change of control protection requires double - trigger • No gross - up provisions Board of Directors Shareholder Rights Executive Comp.

21 GAMCO — History and Background • Presented annually for 30+ years at Gabelli Automotive Aftermarket Symposium • Past SUP participants have included the Founding Chairman and current Chairman • Only exceptions were in 2012 due to timing conflict with earnings release and in 2013 due to the proxy contest • Invited to participate in November 2014 automotive investor conference – has accepted invitation • GAMCO (including affiliates) has been SUP shareholder since 2005 • Share accumulation has been steady throughout ownership history • Reached 1 million share ownership in 4Q09 • More than doubled investment to almost 3.6 million shares (13.2%) since Founding Chairman passed away in late 2011

22 GAMCO — No Case for Change • Despite being rebuffed by shareholders last year*, GAMCO again proposed an alternative slate of director candidates without providing any credible arguments as to why it believes that change is necessary • GAMCO has not pointed out any particular failings by Superior • GAMCO has neither articulated an alternative strategic plan nor proposed any specific ideas for improving Superior’s prospects or enhancing shareholder value • GAMCO withdrew its own shareholder proposal for a $40 million Dutch auction stock - buyback, implicitly conceding that Superior’s strong capital return does not require change • In fact, GAMCO states in its Preliminary Proxy Statement dated July 8, 2014, “Our nominees do not have any specific plans for the Company….” * See slide 30

23 Superior has Proven its Commitment to Effect Change Whenever Needed • Superior’s Board has demonstrated time and again that when change is necessary, it has the relevant experience and commitment to effect necessary changes • The main issues that Superior faces are specific to the automotive industry • Superior’s slate of nominees has extensive automotive industry experience essential to address those issues, namely, how to be a stronger competitor in a highly competitive global marketplace • GAMCO’s slate of nominees has no automotive industry experience • Superior’s Board has proven that when change is needed, it has the relevant experience and commitment to make the necessary changes • Over the past five years, the Board has implemented numerous changes to better position the Company for the future: appointment of a new CEO; reconstitution of the Board; enhancements to corporate governance; strategic investments to make Superior a stronger and more efficient competitor; and Superior’s strong return of capital • Even GAMCO acknowledges in its proxy materials the significant changes effected for the better at Superior, and has provided no basis for claiming any concern about the Board’s ability to effect any additional change that it deems may be necessary

24 Superior has Proven its Commitment to Effect Change Whenever Needed (cont.) • GAMCO has not demonstrated how its nominees have the necessary qualifications and experience to address the challenges that lie ahead for Superior • Not one of GAMCO’s nominees has a utomotive industry experience • GAMCO’s nominees would not bring to Superior’s Board any relevant skills or competencies not already present among the current Board members, including its newest nominee • We question the suitability of one of GAMCO’s nominees, Walter Schenker, to serve on the board of any public company, given his past issues with the SEC; Mr. Schenker, rejected as a candidate by Superior’s shareholders at last year’s Annual Meeting, consented to being permanently restrained and enjoined from violations of Section 5 of the Securities Act of 1933 and paid a civil penalty • We also question GAMCO’s judgment in proposing as one of its other nominees, 29 - year - old Ryan Morris, who lacks any automotive industry experience, and in fact, lacks any experience as a director of a public company with annual revenues greater than $100 million, let alone a company of Superior’s size

25 ISS Recommends Vote FOR Superior’s Nominees ▪ Leading proxy advisory firm ISS, in a report dated July 29, 2014, recommends voting for each of Superior’s nominees: ▪ Other ISS comments include: – “Given the significant and recent changes at the board level, shareholders appear better served by supporting management nominees as they continue executing on recent initiatives.” – “The company also has made significant changes to its corporate governance over the past year with the declassification of the board, the separation of the CEO and Chairman position, and the adoption of director resignation and stock ownership policies for the board.” – “The dissident has argued that change is necessary because of the company’s poor record of returning capital to shareholders. However, the company has returned $114 million to shareholders in the form of dividends and share repurchases.” “As the dissident has not made a compelling case that additional change at the board level is warranted, votes FOR the management nominees on the WHITE management card are warranted.”

26 Executive Summary Superior Industries x Leveraging leading position in North American market by strategically investing capital to become a stronger and more efficient global competitor x Automotive parts industry veteran Don Stebbins appointed as new CEO to build on iconic industry brand and reputation established over 50 years by Louis and Steven Borick x Strong return of capital to shareholders through stock repurchases and cash dividends ($114 M over past 5 years) x Highly qualified, experienced and engaged board reflects a balance of valued experience and new perspectives (five new directors since 2007) x Strong corporate governance principles GAMCO GAMCO admits to having no plans to enhance value for shareholders GAMCO withdrew its only idea offered – a Dutch auction tender offer GAMCO has not provided any credible arguments as why its candidates are more qualified than Superior’s nominees GAMCO took a similar approach last year and was rebuffed by Superior’s shareholders As with last year, GAMCO’s director nominees do not have executive - level manufacturing or automotive industry experience Superior made numerous attempts to avoid what it considers a needless, costly and distracting proxy contest with GAMCO, including a very reasonable offer to add a GAMCO designee to the Board, but GAMCO rejected proposed settlement offer Shareholders are urged to vote the WHITE proxy card

27 Appendix

28 Reconciliation of Non - GAAP Financial Measures $ Millions 2009 2010 2011 2012 2013 Net income (loss) (94.1)$ 51.6$ 67.2$ 30.9$ 22.8$ Interest expense (2.2) (1.6) (1.1) (1.3) (1.7) Income tax expense 26.0 3.0 (25.2) 3.6 14.0 Depreciation and amortization expense 30.8 29.1 27.5 26.4 28.5 Asset impairment charge 11.8 1.2 1.3 - - Equity losses on disposed joint venture 24.8 - - - - Other (rounding) - 0.1 - - - Adjusted EBITDA (as shown on slide 9) (2.9)$ 83.4$ 69.7$ 59.6$ 63.6$

29 Important Information This presentation may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2014 Annual Meeting of Shareholders. Superior , its directors, director nominees and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2014 Annual Meeting. In connection with its solicitation of proxies for the 2014 Annual Meeting of Shareholders, Superior has filed with the SEC and mailed to shareholders a definitive proxy statement dated July 7, 2014, together with a WHITE proxy card . Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation . SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT SUPERIOR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Shareholders may obtain an additional copy of Superior's definitive proxy statement and any other documents filed by Superior with the Commission for free at the Internet website maintained by the Commission at www.sec.gov or the Company's website at www.supind.com . If shareholders have any questions or need any assistance voting your shares, please contact Superior’s corporate secretary by telephone at (818) 781 - 4973 or by email at shareholders@supind.com .

30 Use of Non - GAAP Financial Measures and 2013 Voting Data Non - GAAP Financial Measures This presentation contains a non - GAAP measure as defined by rules of the Securities and Exchange Commission. This non - GAAP measure labeled Adjusted EBITDA is based on EBITDA , which is defined as earnings before interest, income taxes and depreciation and amortization, further adjusted to exclude asset impairment charges in 2009 - 2011 and equity losses for a disposed joint - venture investment in 2009. The company believes this measure could be useful in evaluating the company’s business operations. This non - GAAP measure should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net earnings (loss). The company’s calculation of this non - GAAP measure may differ from others in its industry and is not necessarily comparable with similar titles used by other companies. Please refer to page 27 of this presentation for a reconciliation of this non - GAAP measure to the most comparable GAAP financial measure . 2013 Voting Data Votes For Votes Withheld Sheldon I. Ausman 11,230,494 113,354 Walter M. Schenker 9,975,056 1,402,914